                                                                  Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 21, 1999, included in Webhire, Inc.'s (f/k/a/ Restrac, Inc.) Form 10-K for the year ended September 30, 2000 and to all references to our Firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP


Boston, Massachusetts
February 22, 2001